JAKKS Pacific(R) Reports First Quarter Results for 2010

MALIBU, CA -- (Marketwire - April 22, 2010) - JAKKS Pacific, Inc. (NASDAQ: JAKK) reported results for the Company's first quarter ended March 31, 2010.

Net sales for the first quarter of 2010 were $77.3 million, compared to $108.7 million in the first quarter of 2009. The Company reported a loss for the first quarter of 2010 of $5.2 million, or $0.19 per share, compared to a loss of $10.8 million, or $0.40 per share, reported in the first quarter of 2009.

"The first quarter finished slightly ahead of our expectations, and we believe we are on track to meet our earnings guidance for this year of $1.10 to $1.20 per diluted share on net sales of $660 to $670 million," commented Stephen Berman, CEO and President, JAKKS Pacific. "The strategic cost saving initiatives and restructuring plan we implemented Company-wide over the past nine months continue to be a top priority."

"Production of our diverse 2010 Fall portfolio is in full swing, and we will begin shipping the new items expected to hit retail for the second half of the year in the second quarter. Revenues for 2010 will come from a broad base of products which includes our Halloween costumes, new Disney® products based on Disney Princess®, Disney Fairies®, Toy Story® and Phineas and Ferb™ characters, action figures based on UFC® and TNA® personalities, and our various non-licensed product lines, among others. We have also simultaneously been working to develop new products and initiatives for 2011 and beyond to position our portfolio for future growth."

Operations provided cash of $24.1 million for the first quarter of 2010. The quarter's results were positively impacted by a tax benefit of $4.9 million related to the reversal of prior tax accruals. As of March 31, 2010, the Company's working capital was $356.1 million, including cash and equivalents and marketable securities of $278.2 million.

Joel Bennett, Executive Vice President and CFO, added, "We expect to use our cash to continue to execute on our acquisition and internal product development strategies and also to handle the remaining outstanding $20.3 million of our 4.625% Convertible Senior Notes which, if offered, the Company would be required to redeem and which we could also elect to repurchase in June 2010."

Conference Call

JAKKS Pacific will webcast its first quarter earnings conference call at 9:00a.m. ET (6:00a.m. PT) today. To listen to the live webcast, go to investors.jakks.com, and click on the earnings webcast link under Events and Presentations at least 10 minutes prior to register, download and install any necessary audio software. A telephonic playback will be available from approximately one hour after the call concludes, through May 22, 2010. The playback can be accessed by calling (888) 203-1112, or (719) 457-0820 for international callers, pass code "6564578."

About JAKKS Pacific, Inc.

JAKKS Pacific, Inc. (NASDAQ: JAKK) is a leading designer and marketer of toys and consumer products, with a wide range of products that feature some of the most popular children's toy licenses in the world. JAKKS' diverse portfolio includes Action Figures, Electronics, Dolls, Dress-Up, Role Play, Halloween Costumes, Kids Furniture, Vehicles, Plush, Art Activity Kits, Seasonal Products, Infant/Pre-School, Construction Toys, and Pet Toys sold under various proprietary brands including JAKKS Pacific®, Creative Designs International™, Road Champs®, Funnoodle®, JAKKS Pets™, Plug It In & Play TV Games™, Girl Gourmet™, Kids Only!™, Tollytots® and Disguise™. JAKKS is an award-winning licensee of several hundred nationally and internationally known trademarks including Disney®, Nickelodeon®, Warner Bros.®, Ultimate Fighting Championship®, Hello Kitty®, Graco® and Cabbage Patch Kids®.

This press release may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates and projections about JAKKS Pacific's business based partly on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for JAKKS' products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, and difficulties with integrating acquired businesses. The forward-looking statements contained herein speak only as of the date on which they are made, and JAKKS undertakes no obligation to update any of them to reflect events or circumstances after the date of this release.

© 2010 JAKKS Pacific, Inc. All rights reserved.

                   JAKKS Pacific, Inc. and Subsidiaries
                  Condensed Consolidated Balance Sheets

                                                March 31,    December 31,
                                                  2010           2009
                                              -------------  -------------
                                                     (In thousands)

                      ASSETS

Current assets:
  Cash and cash equivalents                   $     277,999  $     254,837
  Marketable securities                                 204            202
  Accounts receivable, net                           59,236        129,930
  Inventory, net                                     30,814         34,457
  Income taxes receivable                            42,200         35,015
  Deferred income taxes                              19,372         19,467
  Prepaid expenses and other current assets          29,453         34,259
                                              -------------  -------------
    Total current assets                            459,278        508,167
                                              -------------  -------------

Property and equipment                               75,006         73,812
Less accumulated depreciation and
 amortization                                        54,914         52,598
                                              -------------  -------------
  Property and equipment, net                        20,092         21,214
                                              -------------  -------------

Goodwill, net                                         1,571          1,571
Trademarks & other assets, net                       40,954         42,912
Deferred income taxes                                56,326         53,502
Investment in video game joint venture                    -          6,727
                                              -------------  -------------
    Total assets                              $     578,221  $     634,093
                                              =============  =============

     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses       $      63,916  $     101,819
  Reserve for sales returns and allowances           18,967         33,897
  Income taxes payable                                    -              -
  Short-term debt                                    20,262         20,262
                                              -------------  -------------
    Total current liabilities                       103,145        155,978
                                              -------------  -------------

Long term debt                                       87,410         86,728
Other liabilities                                     2,607          2,490
Income taxes payable                                 16,926         16,788
Deferred income taxes                                     -              -
                                              -------------  -------------
                                                    106,943        106,006
                                              -------------  -------------
    Total liabilities                               210,088        261,984

Stockholders' equity:
  Common stock, $.001 par value                          28             28
  Additional paid-in capital                        304,654        303,474
  Retained earnings                                  67,679         72,835
  Accumulated other comprehensive income
   (loss)                                            (4,228)        (4,228)
                                              -------------  -------------
                                                    368,133        372,109
                                              -------------  -------------
    Total liabilities and stockholders'
     equity                                   $     578,221  $     634,093
                                              =============  =============

                   JAKKS Pacific, Inc. and Subsidiaries
                First Quarter Earnings Announcement, 2010
                Condensed Statements of Income (Unaudited)

                                              Three Months Ended March 31,
                                                  2010           2009
                                              -------------  -------------
                                                (In thousands, expect per
                                                      share data)

Net sales                                     $      77,345  $     108,685
Less cost of sales
  Cost of goods                                      42,527         58,557
  Royalty expense                                     8,006         10,912
  Amortization of tools and molds                     1,579          2,235
                                              -------------  -------------
  Cost of sales                                      52,112         71,704
                                              -------------  -------------
    Gross profit                                     25,233         36,981
Direct selling expenses                               9,647         13,074
Selling, general and administrative expenses         27,074         38,972
Depreciation and amortization                         2,141          2,508
                                              -------------  -------------
    Loss from operations                            (13,628)       (17,573)
Other income (expense):
  Profit from video game joint venture                    -          2,896
  Interest income                                        57            179
  Interest expense, net of benefit                   (1,197)        (1,267)
                                              -------------  -------------
Loss before benefit from income taxes               (14,768)       (15,765)
Benefit from income taxes                            (9,611)        (4,966)
                                              -------------  -------------
Net loss                                      $      (5,157) $     (10,799)
                                              =============  =============
  Loss per share                              $       (0.19) $       (0.40)
  Shares used in loss per share                      27,393         27,194

CONTACTS:
Genna Rosenberg
JAKKS Pacific, Inc.
(310) 455-6235

Joel Bennett
JAKKS Pacific, Inc.
(310) 455-6210